UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
10/25/07

COLUMBIA BANKING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street Tacoma, WA	98402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 2.02 Results of Operations and Financial Condition

On October 25, 2007, we issued a press release announcing our third quarter ended September 30, 2007 financial results. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01 Other Events

On October 25, 2007, we issued a press release that Columbia Banking System, Inc. declared a $0.17 per share dividend. The dividend will be paid on November 21, 2007, to shareholders of record at the close of business on November 7, 2007. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements. – not applicable

(b) Pro forma financial information. – not applicable

(c) Shell company transactions. – not applicable

(d) The following exhibits are being furnished herewith:

99.1	Press Release dated October 25, 2007 announcing third quarter ended September 30, 2007 financial results.
99.2	Press Release dated October 25, 2007 announcing a quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: October 25, 2007	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer